UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 14, 2012

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Dunnigan Drive

Suffern, New York 10901

(Address of principal executive offices, including zip code)

(845) 369-4500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Explanatory Note

On June 15, 2012, Ascena Retail Group, Inc. (“Ascena”) filed a Current Report on Form 8-K (the “Original Report”) reporting, among other things, the completion of its acquisition of Charming Shoppes, Inc. (“Charming”). Under parts (a) and (b) of Item 9.01 therein, Ascena stated that it would file the required historical financial statements and pro forma information by amendment no later than 71 days following the date that the Original Report was required to be filed. This Current Report on Form 8-K/A amends the Original Report in order to provide the required historical financial statements and pro forma information. Except for filing of the historical financial statements and pro forma financial information, the Original Report is not being amended or updated in any other manner.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

This Form 8-K/A incorporates by reference the historical audited consolidated balance sheets of Charming as of January 28, 2012 and January 29, 2011, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the fiscal years ended January 28, 2012, January 29, 2011 and January 30, 2010 included in “Item 8. Financial Statements and Supplementary Data” from Charming’s Form 10-K for the fiscal year ended January 28, 2012, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2012.

This Form 8-K/A incorporates by reference the historical unaudited condensed consolidated balance sheets of Charming as of April 28, 2012 and January 28, 2012, and the related unaudited condensed consolidated statements of operations and cash flows for the thirteen weeks ended April 28, 2012 and April 30, 2011 included in “Item 1. Financial Statements” from Charming’s Form 10-Q for the quarterly period ended April 28, 2012 filed with the SEC on June 1, 2012.

(b)	Pro forma financial information.

Unaudited pro forma consolidated condensed financial statements as of and for the nine-month period ended April 28, 2012, and for the year ended July 30, 2011, is included as Exhibit 99.3 to this Form 8-K/A and is incorporated herein by reference.

(d)	Exhibits.

Exhibit No	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.3	Unaudited pro forma consolidated condensed financial statements listed in item 9.01(b) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: August 30, 2012	By:	/s/ David R. Jaffe
Name: David R. Jaffe
Title: President and Chief Executive Officer